N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	January 27, 2025

ELS REPORTS FOURTH QUARTER RESULTS
Continued Strong Performance
Provides 2025 Guidance and Increases Annual Dividend

CHICAGO, IL – January 27, 2025 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and year ended December 31, 2024. All per share results are reported on a fully diluted basis unless otherwise noted.

FINANCIAL RESULTS
($ in millions, except per share data)	Quarters Ended December 31,
	2024	2023	$ Change	% Change (1)
Net Income per Common Share	$0.50	$0.49	$0.01	1.9%
Funds from Operations (“FFO”) per Common Share and OP Unit	$0.76	$0.76	$—	0.7%
Normalized Funds from Operations (“Normalized FFO”) per Common Share and OP Unit	$0.76	$0.71	$0.05	6.9%

	Years Ended December 31,
	2024	2023	$ Change	% Change (1)
Net Income per Common Share	$1.96	$1.69	$0.27	16.0%
FFO per Common Share and OP Unit	$3.03	$2.77	$0.26	9.5%
Normalized FFO per Common Share and OP Unit	$2.91	$2.75	$0.16	5.9%
_____________________
1.Calculations prepared using actual results without rounding.
2025 Dividends
Our Board of Directors has approved setting the annual dividend rate for 2025 at $2.06 per share of Common Stock, an increase of 7.9%, or $0.15, over the current $1.91 per share of Common Stock for 2024. Our Board of Directors, in its sole discretion, will determine the amount of each quarterly dividend in advance of payment.
Business Updates
Pages 1 and 2 of this Earnings Release and Supplemental Financial Information provide an update on operations and 2025 guidance.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of January 27, 2025, we own or have an interest in 452 properties in 35 states and British Columbia consisting of 173,201 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.

i

Conference Call
A live audio webcast of our conference call discussing these results will take place tomorrow, Tuesday, January 28, 2025, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “estimate,” “guidance,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. Forward-looking statements, including our guidance concerning Net Income, FFO and Normalized FFO per share data, and certain growth rates, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement due to a number of factors, which include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment; (ix) changes in debt service and interest rates; (x) our ability to integrate and operate recent acquisitions in accordance with our estimates; (xi) our ability to execute expansion/development opportunities in the face of supply chain delays/shortages; (xii) completion of pending transactions in their entirety and on assumed schedule; (xiii) our ability to attract and retain property employees, particularly seasonal employees; (xiv) ongoing legal matters and related fees; (xv) costs to clean up and restore property operations and potential revenue losses following storms or other unplanned events; and (xvi) the potential impact of material weaknesses, if any, in our internal control over financial reporting. For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” and “Forward-Looking Statements” sections in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

ii

Supplemental Financial Information

Operations and Financial Update

•Net income per Common Share was $1.96, for the year ended December 31, 2024, 16.0% higher than the year ended December 31, 2023.
•FFO per Common Share was $3.03 for the year ended December 31, 2024, 9.5% higher than the year ended December 31, 2023.
•Normalized FFO per Common Share was $2.91 for the year ended December 31, 2024, 5.9% higher than the year ended December 31, 2023.
•Added 736 expansion sites during the year ended December 31, 2024.
•New home sales of 756 for the year ended December 31, 2024.
•During the year ended December 31, 2024, we closed on a modification of our $500 million unsecured line of credit to extend the maturity date to July 18, 2028. All other material terms, including interest rate terms, remained the same.
•During the year ended December 31, 2024, we sold approximately 4.5 million shares of our common stock at a price of $70.00 per Common Share from our prior at-the-market (“ATM”) equity offering program.
•During the year ended December 31, 2024, we entered into our current ATM equity offering program with an aggregate offering price of up to $700.0 million.

Core Portfolio
•Core portfolio generated growth of 6.5% in income from property operations, excluding property management, for the year ended December 31, 2024, compared to the year ended December 31, 2023.
•Core MH base rental income increased by 6.1% during the year ended December 31, 2024, compared to the year ended December 31, 2023.
•Manufactured home owners within our Core portfolio increased by 379 to 67,002 as of December 31, 2024, compared to 66,623 as of December 31, 2023.
•Core RV and marina base rental income for the year ended December 31, 2024 increased by 3.0%, compared to the year ended December 31, 2023.
•Core Annual RV and marina base rental income for the year ended December 31, 2024 increased by $18.2 million, or 6.5%, compared to the year ended December 31, 2023.
•Core property operating expenses for the year ended December 31, 2024 increased by $14.8 million, or 2.6%, compared to the year ended December 31, 2023.
Storm Events
•During the fourth quarter, as it relates to Hurricane Milton, we have continued cleanup efforts at impacted properties. We accrued approximately $3.6 million of expenses related to debris removal and cleanup, and we recorded an insurance recovery accrual of $3.4 million to offset the expenses incurred at certain MH and RV properties. After assessing the condition of the properties affected by the storm, we recorded a $0.7 million reduction, net of insurance recovery accruals, to the carrying value of certain assets.

4Q 2024 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

2025 Guidance Update (1)

($ in millions, except per share data)			2025
			First Quarter	Full Year
Net Income per Common Share			$0.54 to $0.60	$1.95 to $2.05
FFO per Common Share and OP Unit			$0.80 to $0.86	$3.01 to $3.11
Normalized FFO per Common Share and OP Unit			$0.80 to $0.86	$3.01 to $3.11

	2024 Actual		2025 Growth Rates
Core Portfolio:	First Quarter	Full Year	First Quarter	Full Year
MH base rental income	$174.9	$709.4	5.5% to 6.1%	5.2% to 6.2%
RV and marina base rental income (2)	$115.9	$426.9	0.0% to 0.6%	2.7% to 3.7%
Property operating revenues	$345.7	$1,361.8	2.8% to 3.4%	3.4% to 4.4%
Property operating expenses, excluding property management	$139.4	$577.6	1.6% to 2.2%	2.0% to 3.0%
Income from property operations, excluding property management	$206.3	$784.2	3.6% to 4.2%	4.4% to 5.4%

Non-Core Portfolio:			2025 Full Year
Income from property operations, excluding property management			$8.8 to $12.8

Other Guidance Assumptions:			2025 Full Year
Property management and general administrative			$120.0 to $126.0
Other Income and expenses			$29.5 to $35.5
Debt assumptions:
Weighted average debt outstanding			$3,150 to $3,350
Interest and related amortization			$127.8 to $133.8

______________________
1.    First quarter and full year 2025 guidance represent management’s estimate of a range of possible outcomes. The midpoint of the ranges reflect management’s estimate of the most likely outcome, based on our current view of existing market conditions and assumptions. Actual results could vary materially from management’s estimates presented above if any of our assumptions are incorrect. See Forward-Looking Statements in this press release for additional factors impacting our 2025 guidance assumptions. See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of FFO and Normalized FFO and a reconciliation of Net income per Common Share - Fully Diluted to FFO per Common Share and OP Unit - Fully Diluted and Normalized FFO per Common Share and OP Unit - Fully Diluted.
2.    Core RV and marina annual revenue represents approximately 65.5% and 71.7% of first quarter 2025 and full year 2025 RV and marina base rental income, respectively. Core RV and marina annual revenue first quarter 2025 growth rate range is 3.5% to 4.1%, which is lower than our full year expectation as the first quarter is impacted by leap year in 2024, and the full year 2025 growth rate range is 4.7% to 5.7%.

4Q 2024 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Financial Highlights (1)(2)

(In millions, except Common Shares and OP Units outstanding and per share data, unaudited)

	As of and for the Quarters Ended
	Dec 31, 2024	Sep 30, 2024	June 30, 2024	Mar 31, 2024	Dec 31, 2023
Operating Information
Total revenues	$372.3	$387.3	$380.0	$386.6	$360.6
Consolidated net income	$100.6	$86.9	$82.1	$115.3	$96.4
Net income available for Common Stockholders	$96.0	$82.8	$78.3	$109.9	$91.9
Adjusted EBITDAre	$182.8	$176.8	$164.3	$186.3	$171.1
FFO available for Common Stock and OP Unit holders	$153.0	$140.9	$134.7	$167.4	$148.5
Normalized FFO available for Common Stock and OP Unit holders	$151.2	$140.5	$128.5	$152.7	$138.2
Funds Available for Distribution (“FAD”) for Common Stock and OP Unit holders	$122.6	$120.7	$108.3	$136.9	$109.2

Common Shares and OP Units Outstanding (In thousands) and Per Share Data
Common Shares and OP Units, end of the period	200,160	195,617	195,621	195,598	195,531
Weighted average Common Shares and OP Units outstanding - Fully Diluted	200,021	195,510	195,465	195,545	195,475
Net income per Common Share - Fully Diluted (3)	$0.50	$0.44	$0.42	$0.59	$0.49
FFO per Common Share and OP Unit - Fully Diluted	$0.76	$0.72	$0.69	$0.86	$0.76
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.76	$0.72	$0.66	$0.78	$0.71
Dividends per Common Share	$0.4775	$0.4775	$0.4775	$0.4775	$0.4475

Balance Sheet
Total assets	$5,646	$5,644	$5,645	$5,630	$5,614
Total liabilities	$3,822	$4,149	$4,135	$4,110	$4,115

Market Capitalization
Total debt (4)	$3,230	$3,502	$3,499	$3,507	$3,548
Total market capitalization (5)	$16,561	$17,457	$16,240	$16,104	$17,341

Ratios
Total debt / total market capitalization	19.5%	20.1%	21.5%	21.8%	20.5%
Total debt / Adjusted EBITDAre (6)	4.5	5.0	5.1	5.1	5.3
Interest coverage (7)	5.2	5.1	5.1	5.2	5.2
Fixed charges (8)	5.2	5.0	5.1	5.1	5.1

______________________
1.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.
2.See page 8 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes deferred financing costs of approximately $25.1 million as of December 31, 2024.
5.See page 16 for the calculation of market capitalization as of December 31, 2024.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

4Q 2024 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31, 2024	December 31, 2023
	(unaudited)
Assets
Investment in real estate:
Land	$2,088,682	$2,088,657
Land improvements	4,582,815	4,380,649
Buildings and other depreciable property	1,244,193	1,236,985
	7,915,690	7,706,291
Accumulated depreciation	(2,639,538)	(2,448,876)
Net investment in real estate	5,276,152	5,257,415
Cash and restricted cash	24,576	29,937
Notes receivable, net	50,726	49,937
Investment in unconsolidated joint ventures	83,772	85,304
Deferred commission expense	56,516	53,641
Other assets, net	153,910	137,499
Total Assets	$5,645,652	$5,613,733

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,928,292	$2,989,959
Term loans, net	199,344	497,648
Unsecured line of credit	77,000	31,000
Accounts payable and other liabilities	159,225	151,567
Deferred membership revenue	229,301	218,337
Accrued interest payable	10,679	12,657
Rents and other customer payments received in advance and security deposits	122,448	126,451
Distributions payable	95,577	87,493
Total Liabilities	$3,821,866	$4,115,112
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of December 31, 2024 and December 31, 2023; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 191,056,527 and 186,426,281 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively.	1,962	1,917
Paid-in capital	1,951,430	1,644,319
Distributions in excess of accumulated earnings	(214,979)	(223,576)
Accumulated other comprehensive income	2,303	6,061
Total Stockholders’ Equity	1,740,716	1,428,721
Non-controlling interests – Common OP Units	83,070	69,900
Total Equity	1,823,786	1,498,621
Total Liabilities and Equity	$5,645,652	$5,613,733

4Q 2024 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Consolidated Statements of Income

(In thousands, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenues:
Rental income	$301,398	$290,519	$1,233,252	$1,178,959
Annual membership subscriptions	16,585	16,547	65,883	65,379
Membership upgrade sales	4,263	3,856	16,433	14,719
Other income	27,168	16,124	75,354	67,407
Gross revenues from home sales, brokered resales and ancillary services	19,275	29,378	117,732	145,219
Interest income	2,220	2,414	9,238	9,037
Income from other investments, net	1,414	1,806	8,274	8,703
Total revenues	372,323	360,644	1,526,166	1,489,423

Expenses:
Property operating and maintenance	110,540	108,369	480,438	469,912
Real estate taxes	20,349	21,828	81,966	77,993
Membership sales and marketing	4,192	4,919	22,063	20,974
Property management	18,803	17,460	78,114	76,170
Depreciation and amortization	50,493	50,804	203,879	203,738
Cost of home sales, brokered resales and ancillary services	13,103	21,788	84,771	107,668
Home selling expenses and ancillary operating expenses	6,689	6,195	27,644	27,453
General and administrative	8,235	9,117	38,483	47,280
Casualty-related charges/(recoveries), net (1)	(528)	—	(20,950)	—
Other expenses	1,413	1,581	5,533	5,768
Early debt retirement	5,803	—	5,833	68
Interest and related amortization	31,633	33,198	137,710	132,342
Total expenses	270,725	275,259	1,145,484	1,169,366
Income before income taxes and other items	101,598	85,385	380,682	320,057
Gain/(Loss) on sale of real estate and impairment, net (2)	(668)	—	(2,466)	(3,581)
Income tax benefit	115	10,488	354	10,488
Equity in income of unconsolidated joint ventures	(488)	555	6,248	2,713
Consolidated net income	100,557	96,428	384,818	329,677

Income allocated to non-controlling interests – Common OP Units	(4,574)	(4,489)	(17,804)	(15,470)
Redeemable perpetual preferred stock dividends	(8)	(8)	(16)	(16)
Net income available for Common Stockholders	$95,975	$91,931	$366,998	$314,191

_____________________
1.Casualty-related charges/(recoveries), net for the quarter ended December 31, 2024 includes debris removal and cleanup costs related to Hurricane Milton and Hurricane Helene of $3.6 million and $0.2 million, respectively, and insurance recovery revenue related to Hurricane Milton and Hurricane Ian of $3.4 million and $0.9 million, respectively, including $0.8 million for reimbursement of capital expenditures. Casualty-related charges/(recoveries), net for the year ended December 31, 2024 includes debris removal and cleanup costs related to Hurricane Milton, Hurricane Ian and Hurricane Helene of $3.6 million, $2.6 million, and $1.2 million, respectively, and insurance recovery revenue related to Hurricane Ian and Hurricane Milton of $24.9 million and $3.4 million, respectively, including $22.3 million for reimbursement of capital expenditures.
2.Reflects a $0.7 million reduction, net of insurance recovery accruals, to the carrying value of certain assets as a result of Hurricane Milton for both the quarter and year ended December 31, 2024 and a reduction of $1.8 million as a result of Hurricane Helene for the year ended December 31, 2024.

4Q 2024 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain Non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these Non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These Non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of Non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 8 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 18-21.

4Q 2024 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures (1)

(In millions, except per share data, unaudited)

Quarter Ended
December 31, 2024
Income from property operations, excluding property management - Core (2)	$202.2
Income from property operations, excluding property management - Non-Core (2)	5.4
Property management and general and administrative	(27.0)
Other income and expenses	2.3
Interest and related amortization	(31.6)
Normalized FFO available for Common Stock and OP Unit holders (4)	$151.2
Early debt retirement	(5.8)
Deferred income tax benefit	0.1
Insurance proceeds due to catastrophic weather events, net	0.6
Other items (3)	6.8
FFO available for Common Stock and OP Unit holders (4)	$153.0

FFO per Common Share and OP Unit	$0.76
Normalized FFO per Common Share and OP Unit	$0.76

Normalized FFO available for Common Stock and OP Unit holders	$151.2
Non-revenue producing improvements to real estate	(28.6)
FAD for Common Stock and OP Unit holders	$122.6

Weighted average Common Shares and OP Units - Fully Diluted	200.0

______________________
1.See page 8 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
2.See pages 10-11 for details of the Core Income from Property Operations, excluding property management. See page 12 for details of the Non-Core Income from Property Operations, excluding property management.
3.Represents an increase in Other income of $6.8 million related to aged prepaid balances that were determined to no longer be liabilities.
4.Amounts may not foot due to rounding.

4Q 2024 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net income available for Common Stockholders	$95,975	$91,931	$366,998	$314,191
Income allocated to non-controlling interests – Common OP Units	4,574	4,489	17,804	15,470
Depreciation and amortization	50,493	50,804	203,879	203,738
Depreciation on unconsolidated joint ventures	1,266	1,242	4,826	4,599
(Gain)/Loss on unconsolidated joint ventures	—	—	—	(416)
(Gain)/Loss on sale of real estate and impairment, net	668	—	2,466	3,581
FFO available for Common Stock and OP Unit holders	152,976	148,466	595,973	541,163
Deferred income tax benefit	(115)	(10,488)	(354)	(10,488)
Accelerated vesting of stock-based compensation expense	—	—	—	6,320
Early debt retirement	5,803	—	5,833	68
Transaction/pursuit costs and other (1)	—	251	383	458
Insurance proceeds due to catastrophic weather events, net	(637)	—	(22,101)	—
Other items (2)	(6,800)	—	(6,800)	—
Normalized FFO available for Common Stock and OP Unit holders	151,227	138,229	572,934	537,521
Non-revenue producing improvements to real estate	(28,618)	(28,974)	(84,433)	(99,726)
FAD for Common Stock and OP Unit holders	$122,609	$109,255	$488,501	$437,795

Net income per Common Share - Basic	$0.50	$0.49	$1.96	$1.69
Net income per Common Share - Fully Diluted (3)	$0.50	$0.49	$1.96	$1.69

FFO per Common Share and OP Unit - Basic	$0.77	$0.76	$3.03	$2.77
FFO per Common Share and OP Unit - Fully Diluted	$0.76	$0.76	$3.03	$2.77

Normalized FFO per Common Share and OP Unit - Basic	$0.76	$0.71	$2.92	$2.75
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.76	$0.71	$2.91	$2.75

Weighted average Common Shares outstanding - Basic	190,822	186,217	187,439	186,061
Weighted average Common Shares and OP Units outstanding - Basic	199,926	195,348	196,544	195,278
Weighted average Common Shares and OP Units outstanding - Fully Diluted	200,021	195,475	196,636	195,429

____________________
1.Prior period amounts have been reclassified to conform to the current period presentation.
2.Represents an increase in Other income of $6.8 million related to aged prepaid balances that were determined to no longer be liabilities.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.

4Q 2024 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
MH base rental income (2)	$180.0	$170.2	$710.1	$669.1
Rental home income (2)	3.4	3.5	13.7	14.6
RV and marina base rental income (2)	101.6	99.4	438.4	425.7
Annual membership subscriptions	16.6	16.5	65.9	65.4
Membership upgrade sales	4.3	3.9	16.4	14.7
Utility and other income (2)(3)	38.4	34.2	144.8	141.2
Property operating revenues	344.3	327.7	1,389.3	1,330.7

Property operating, maintenance and real estate taxes (2)	132.5	130.8	567.7	552.1
Membership sales and marketing	4.2	5.0	22.1	21.0
Property operating expenses, excluding property management (1)	136.7	135.8	589.8	573.1
Income from property operations, excluding property management (1)	$207.6	$191.9	$799.5	$757.6

Manufactured home site figures and occupancy averages:
Total sites	73,075	72,825	73,023	72,752
Occupied sites	69,007	68,879	68,972	68,834
Occupancy %	94.4%	94.6%	94.5%	94.6%
Monthly base rent per site	$870	$824	$858	$810

RV and marina base rental income:
Annual	$78.4	$75.4	$308.0	$291.5
Seasonal	12.1	12.6	56.9	58.6
Transient	11.1	11.4	73.5	75.6
Total RV and marina base rental income	$101.6	$99.4	$438.4	$425.7

______________________
1.Excludes property management expenses.
2.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Statements of Income on page 5. Bad debt expense is presented in Property operating, maintenance and real estate taxes in this table.
3.Includes approximately $1.8 million and $0.9 million of business interruption income from Hurricane Ian during the quarters ended December 31, 2024 and December 31, 2023, respectively and $7.6 million and $10.6 million for the years ended December 31, 2024 and December 31, 2023, respectively.

4Q 2024 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except occupancy figures, unaudited)

	Quarters Ended December 31,			Years Ended December 31,
	2024	2023	Change (2)	2024	2023	Change (2)
MH base rental income	$179.9	$170.1	5.8%	$709.4	$668.5	6.1%
Rental home income	3.4	3.5	(2.2)%	13.7	14.6	(6.3)%
RV and marina base rental income	98.7	96.0	2.7%	425.8	413.5	3.0%
Annual membership subscriptions	16.4	16.7	(1.8)%	65.5	65.3	0.3%
Membership upgrade sales	4.2	3.9	9.1%	16.4	14.7	11.5%
Utility and other income	32.9	30.6	7.5%	129.9	121.2	7.2%
Property operating revenues	335.5	320.8	4.6%	1,360.7	1,297.8	4.8%

Utility expense	37.6	36.2	3.8%	156.7	152.8	2.5%
Payroll	27.4	27.3	0.4%	117.5	118.2	(0.6)%
Repair & maintenance	18.9	18.9	—%	91.7	92.4	(0.7)%
Insurance and other (3)	25.4	24.2	5.4%	108.8	101.5	7.2%
Real estate taxes	19.8	21.5	(7.8)%	80.4	76.5	5.1%
Membership sales and marketing	4.2	4.9	(15.5)%	22.0	21.0	5.0%
Property operating expenses, excluding property management (1)	133.3	133.0	0.3%	577.1	562.4	2.6%
Income from property operations, excluding property management (1)	$202.2	$187.8	7.6%	$783.6	$735.4	6.5%

Occupied sites (4)	68,923	68,885

_____________________
1.Excludes property management expenses.
2.Calculations prepared using actual results without rounding.
3.Includes bad debt expense for the periods presented.
4.Occupied sites are presented as of the end of the period.

4Q 2024 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (continued)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended December 31,			Years Ended December 31,
	2024	2023		2024	2023
Core manufactured home site figures and occupancy averages:
Total sites	72,660	72,512		72,609	72,478
Occupied sites	68,946	68,820		68,913	68,776
Occupancy %	94.9%	94.9%		94.9%	94.9%
Monthly base rent per site	$870	$824		$858	$810

	Quarters Ended December 31,			Years Ended December 31,
	2024	2023	Change (1)	2024	2023	Change (1)
Core RV and marina base rental income:
Annual (2)	$76.4	$72.5	5.3%	$299.1	$280.9	6.5%
Seasonal	11.5	12.3	(6.0)%	54.7	57.4	(4.7)%
Transient	10.8	11.2	(4.1)%	72.0	75.2	(4.3)%
Total Seasonal and Transient	$22.3	$23.5	(5.1)%	$126.7	$132.6	(4.5)%
Total RV and marina base rental income	$98.7	$96.0	2.7%	$425.8	$413.5	3.0%

	Quarters Ended December 31,			Years Ended December 31,
	2024	2023	Change (1)	2024	2023	Change (1)
Core utility information:
Income	$17.9	$16.4	9.4%	$73.5	$68.4	7.5%
Expense	37.6	36.2	3.8%	156.7	152.8	2.6%
Expense, net	$19.7	$19.8	(0.5)%	$83.2	$84.4	(1.4)%

Utility recovery rate (3)	47.6%	45.3%		46.9%	44.8%

_____________________
1.Calculations prepared using actual results without rounding.
2.Core Annual marina base rental income represents approximately 99% of the total Core marina base rental income for all periods presented.
3.Calculated by dividing the utility income by utility expense.

4Q 2024 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Year Ended
	December 31, 2024	December 31, 2024
MH base rental income	$0.2	$0.7
RV and marina base rental income	2.9	12.7
Annual membership subscriptions	0.2	0.3
Utility and other income	5.4	14.9
Membership upgrade sales	0.1	0.1
Property operating revenues	8.8	28.7

Property operating expenses, excluding property management (1)(2)	3.4	12.7
Income from property operations, excluding property management (1)	$5.4	$16.0

______________________
1.Excludes property management expenses.
2.Includes bad debt expense for the periods presented.

4Q 2024 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Home Sales and Rental Home Operations

(In thousands, except home sale volumes and occupied rentals, unaudited)

Home Sales - Select Data	Quarters Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Total new home sales volume	136	218	756	905
New home sales gross revenues	$10,526	$19,510	$66,432	$88,546

Total used home sales volume	45	61	218	313
Used home sales gross revenues	$851	$643	$3,812	$3,872

Brokered home resales volume	109	135	505	630
Brokered home resales gross revenues	$498	$592	$2,270	$2,847

Rental Homes - Select Data	Quarters Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

Rental operations revenues (1)	$8,490	$9,142	$34,660	$38,633
Rental home operations expense (2)	1,334	1,511	5,647	5,390
Depreciation on rental homes (3)	2,282	2,606	9,732	10,881

Occupied rentals: (4)
New	1,716	2,016
Used	205	246
Total occupied rental sites	1,921	2,262

	As of December 31, 2024		As of December 31, 2023
Cost basis in rental homes: (5)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$213,605	$175,097	$245,130	$215,104
Used	12,201	8,187	12,245	8,791
Total rental homes	$225,806	$183,284	$257,375	$223,895

______________________
1.For the quarters ended December 31, 2024 and 2023, approximately $5.1 million and $5.7 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on pages 10-11. The remainder of the rental operations revenue for the quarters ended December 31, 2024 and 2023 is included in Rental home income in the Core Income from Property Operations on pages 10-11.
2.Rental home operations expense is included in Property operating, maintenance and real estate taxes in the Consolidated Income from Property Operations on page 9. Rental home operations expense is included in Insurance and other in the Core Income from Property Operations on pages 10-11.
3.Depreciation on rental homes in our Core portfolio is presented in Depreciation and amortization in the Consolidated Statements of Income on page 5.
4.Includes occupied rental sites as of the end of the period in our Core portfolio.
5.Includes both occupied and unoccupied rental homes in our Core portfolio.

4Q 2024 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Total Sites

(Unaudited)

Summary of Total Sites as of December 31, 2024
Sites (1)
MH sites	73,200
RV sites:
Annual	34,200
Seasonal	11,800
Transient	17,300
Marina slips	6,900
Membership (2)	26,000
Joint Ventures (3)	3,800
Total	173,200

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are leased to customers on a short-term basis.
2.Sites primarily utilized by approximately 113,600 members. Includes approximately 5,900 sites rented on an annual basis.
3.Joint ventures have approximately 2,000 annual sites and 1,800 transient sites.

4Q 2024 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Membership Campgrounds - Select Data

	Years Ended December 31,
Campground and Membership Revenue ($ in thousands, unaudited)	2020	2021	2022	2023	2024
Annual membership subscriptions	$53,085	$58,251	$63,215	$65,379	$65,883
Annual RV base rental income	$20,761	$23,127	$25,945	$27,842	$29,282
Seasonal/Transient RV base rental income	$18,126	$25,562	$24,316	$20,996	$21,338
Membership upgrade sales	$9,677	$11,191	$12,958	$14,719	$16,433
Utility and other income	$2,426	$2,735	$2,626	$2,544	$2,360

Membership Count
Total Memberships (1)	116,169	125,149	128,439	121,002	113,553
Paid Membership Origination	20,587	23,923	23,237	20,758	19,539
Promotional Membership Origination	23,542	26,600	28,178	25,232	23,552
Membership Upgrade Sales Volume (2)	3,373	4,863	4,068	3,858	4,086

Campground Metrics
Membership Campground Count	81	81	82	82	82
Membership Campground RV Site Count	24,800	25,100	25,800	26,000	26,000
Annual Site Count (3)	5,986	6,320	6,390	6,154	5,902

Membership Sales Activity ($ in thousands, unaudited)	Quarters Ended December 31,
	2024	2023

Membership upgrade sales current period, gross	$5,149	$7,643
Membership upgrade sales upfront payments, deferred, net	(886)	(3,787)
Membership upgrade sales	$4,263	$3,856

Membership sales and marketing, gross	$(4,356)	$(5,411)
Membership sales commissions, deferred, net	164	492
Membership sales and marketing	$(4,192)	$(4,919)

______________________
1.Members who have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
2.Existing members who have upgraded memberships are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties.
3.Sites that have been rented by members for an entire year.

4Q 2024 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of December 31, 2024

	Total Common Shares/Units	% of Total Common Shares/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,953	91.4%
Unsecured Debt			277	8.6%
Total Debt (1)			$3,230	100.0%	19.5%

Common Shares	191,056,527	95.5%
OP Units	9,103,904	4.5%
Total Common Shares and OP Units	200,160,431	100.0%
Common Stock price at December 31, 2024	$66.60
Fair Value of Common Shares and OP Units			$13,331	100.0%
Total Equity			$13,331	100.0%	80.5%

Total Market Capitalization			$16,561		100.0%

______________________
1.    Excludes deferred financing costs of approximately $25.1 million.

4Q 2024 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of December 31, 2024
(In thousands, unaudited)

Year	Outstanding Debt	Weighted Average Interest Rate	% of Total Debt	Weighted Average Years to Maturity

Secured Debt
2025	87,627	3.45%	2.71%	0.3
2026	—	—%	—%	—
2027	—	—%	—%	—
2028	196,314	4.19%	6.08%	3.7
2029	271,608	4.92%	8.41%	4.7
2030	275,385	2.69%	8.53%	5.2
2031	242,173	2.46%	7.50%	6.4
2032	202,000	2.47%	6.25%	7.7
2033	343,743	4.83%	10.64%	8.8
Thereafter	1,333,839	3.88%	41.31%	15.2
Total	$2,952,689	3.77%	91.43%	9.1

Unsecured Term Loans
2025	—	—%	—%	—
2026	—	—%	—%	—
2027	200,000	4.88%	6.19%	2.1
Thereafter	—	—%	—%	—
Total	$200,000	4.88%	6.19%	2.1

Total Secured and Unsecured	$3,152,689	3.84%	97.62%	8.6

Line of Credit Borrowing (1)	77,000	6.02%	2.38%	—

Note Premiums and Unamortized loan costs	(25,053)

Total Debt, Net	$3,204,636	4.03%	100.00%

_____________________
1.The floating interest rate on the line of credit is SOFR plus 0.10% plus 1.25% to 1.65%. During the quarter ended December 31, 2024, the effective interest rate on the line of credit borrowings was 6.02%.
2.Reflects effective interest rate for the quarter ended December 31, 2024, including interest associated with the line of credit and amortization of deferred financing costs.

4Q 2024 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

The following Non-GAAP financial measures definitions do not include adjustments in respect to membership upgrade sales: (i) FFO; (ii) Normalized FFO; (iii) EBITDAre; (iv) Adjusted EBITDAre; (v) Property operating revenues; (vi) Property operating expenses, excluding property management; and (vii) Income from property operations, excluding property management.
FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties, defeasance costs, transaction/pursuit costs and other, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our normal operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING PROPERTY MANAGEMENT. We define Income from property operations, excluding property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, membership sales and marketing expenses, excluding property management expenses. Property management represents the expenses associated with indirect costs such as off-site payroll and certain administrative and professional expenses. We believe exclusion of property management expenses is helpful to investors and analysts as a measure of the operating results of our properties, excluding items that are not directly related to the operation of the properties. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

4Q 2024 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended December 31,		Years Ended December 31,
(amounts in thousands)	2024	2023	2024	2023
Net income available for Common Stockholders	$95,975	$91,931	$366,998	$314,191
Redeemable perpetual preferred stock dividends	8	8	16	16
Income allocated to non-controlling interests – Common OP Units	4,574	4,489	17,804	15,470
Consolidated net income	100,557	96,428	384,818	329,677
Equity in income of unconsolidated joint ventures	488	(555)	(6,248)	(2,713)
Income tax benefit	(115)	(10,488)	(354)	(10,488)
(Gain)/Loss on sale of real estate and impairment, net (1)	668	—	2,466	3,581
Gross revenues from home sales, brokered resales and ancillary services	(19,275)	(29,378)	(117,732)	(145,219)
Interest income	(2,220)	(2,414)	(9,238)	(9,037)
Income from other investments, net	(1,414)	(1,806)	(8,274)	(8,703)
Property management	18,803	17,460	78,114	76,170
Depreciation and amortization	50,493	50,804	203,879	203,738
Cost of home sales, brokered resales and ancillary services	13,103	21,788	84,771	107,668
Home selling expenses and ancillary operating expenses	6,689	6,195	27,644	27,453
General and administrative	8,235	9,117	38,483	47,280
Casualty-related charges/(recoveries), net (2)	(528)	—	(20,950)	—
Other expenses	1,413	1,581	5,533	5,768
Other items (3)	(6,800)	—	(6,800)	—
Early debt retirement	5,803	—	5,833	68
Interest and related amortization	31,633	33,198	137,710	132,342
Income from property operations, excluding property management	207,533	191,930	799,655	757,585
Property management	(18,803)	(17,460)	(78,114)	(76,170)
Income from property operations	$188,730	$174,470	$721,541	$681,415

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs and other, and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

____________________
1.Reflects a $0.7 million reduction, net of insurance recovery accruals, to the carrying value of certain assets as a result of Hurricane Milton for both the quarter and year ended December 31, 2024 and a reduction of $1.8 million as a result of Hurricane Helene for the year ended December 31, 2024.
2.Casualty-related charges/(recoveries), net for the quarter ended December 31, 2024 includes debris removal and cleanup costs related to Hurricane Milton and Hurricane Helene of $3.6 million and $0.2 million, respectively, and insurance recovery revenue related to Hurricane Milton and Hurricane Ian of $3.4 million and $0.9 million, respectively, including $0.8 million for reimbursement of capital expenditures. Casualty-related charges/(recoveries), net for the year ended December 31, 2024 includes debris removal and cleanup costs related to Hurricane Milton, Hurricane Ian and Hurricane Helene of $3.6 million, $2.6 million, and $1.2 million, respectively, and insurance recovery revenue related to Hurricane Ian and Hurricane Milton of $24.9 million and $3.4 million, respectively, including $22.3 million for reimbursement of capital expenditures.
3.Represents an increase in Other income of $6.8 million related to aged prepaid balances that were determined to no longer be liabilities.

4Q 2024 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended December 31,		Years Ended December 31,
(amounts in thousands)	2024	2023	2024	2023
Consolidated net income	$100,557	$96,428	$384,818	$329,677
Interest income	(2,220)	(2,414)	(9,238)	(9,037)
Real estate depreciation and amortization	50,493	50,804	203,879	203,738
Other depreciation and amortization	1,413	1,330	5,520	5,358
Interest and related amortization	31,633	33,198	137,710	132,342
Income tax benefit	(115)	(10,488)	(354)	(10,488)
Loss on sale of real estate and impairment, net	668	—	2,466	3,581
Adjustments to our share of EBITDAre of unconsolidated joint ventures	1,992	2,014	8,013	6,799
EBITDAre	184,421	170,872	732,814	661,970
Stock-based compensation expense	—	—	—	6,320
Other items (1)	(6,800)	—	(6,800)	—
Early debt retirement	5,803	—	5,833	68
Transaction/pursuit costs and other (2)	—	251	383	458
Insurance proceeds due to catastrophic weather events, net	(637)	—	(22,101)	—
Adjusted EBITDAre	$182,787	$171,123	$710,129	$668,816

CORE. The Core properties include properties we owned and operated during all of 2023 and 2024. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties in 2024 include properties that were not owned and operated during all of 2023 and 2024, including six properties in Florida impacted by Hurricane Ian and two properties in California that were impacted by storm and flooding events. The 2024 guidance reflects Non-Core properties in 2024, which includes properties not owned and operated during all of 2023 and 2024.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

_____________________
1.Represents an increase in Other income of $6.8 million related to aged prepaid balances that were determined to no longer be liabilities.
2.Prior period amounts have been reclassified to conform to the current period presentation.

4Q 2024 Supplemental Financial Information	20	Equity LifeStyle Properties, Inc.

FORWARD-LOOKING NON-GAAP MEASURES. The following table reconciles Net Income per Common Share - Fully Diluted guidance to FFO per Common Share and OP Unit - Fully Diluted guidance and Normalized FFO per Common Share and OP Unit - Fully diluted guidance:

(Unaudited)	First Quarter 2025	Full Year 2025
Net income per Common Share	$0.54 to $0.60	$1.95 to $2.05
Depreciation and amortization	0.26	1.06
FFO per Common Share and OP Unit - Fully Diluted	$0.80 to $0.86	$3.01 to $3.11
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.80 to $0.86	$3.01 to $3.11
This press release includes certain forward-looking information, including Core and Non-Core Income from property operations, excluding property management, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP, where we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This includes, for example, (i) scheduled or implemented rate increases on community, resort and marina sites; (ii) scheduled or implemented rate increases in annual payments under membership subscriptions; (iii) occupancy changes; (iv) costs to restore property operations and potential revenue losses following storms or other unplanned events; and (v) other nonrecurring/unplanned income or expense items, which may not be within our control, may vary between periods and cannot be reasonably predicted. These unavailable reconciling items could significantly impact our future financial results.

4Q 2024 Supplemental Financial Information	21	Equity LifeStyle Properties, Inc.